Exhibit 99.2

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HIGHLIGHTS

LEAF GROUP REVENUE

$40.0 Million -3% YoY

(Third Quarter 2019)


$41.5M
$45.5M
$34.0M
$35.8M
$40.0M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

LEAF GROUP NET LOSS

$(4.5) Million +26% YoY

(Third Quarter 2019)


$(6.0)M
$(4.9)M
$(10.3)M
$(6.8)M
$(4.5)M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

LEAF GROUP ADJUSTED EBITDA[1]

$0.3 Million +134% YoY

(Third Quarter 2019)


$0.1M
$0.3M
$(5.6)M
$(1.9)M
$0.3M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

MARKETPLACES REVENUE

$23.3 Million -6% YoY

(Third Quarter 2019)


$24.7M
$28.6M
$20.8M
$19.2M
$23.3M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

MEDIA REVENUE

$16.7 Million 0% YoY

(Third Quarter 2019)


$16.7M
$16.9M
$13.2M
$16.6M
$16.7M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

Q3 2019 FINANCIAL SUMMARY

Leaf Group is comprised of two reporting segments: Marketplaces and Media.

For the third quarter of 2019:

- Total revenue decreased 3% year-over-year from $41.5 million to $40.0 million due to a 6% decrease in Marketplaces revenue while Media revenue remained flat.
- Marketplaces revenue declined 6% year-over-year from $24.7 million to $23.3 million, reflecting a 13% year-over-year decline in Society6 Group revenue, partially offset by a 59% increase in Saatchi Art Group revenue year-over-year.
- Media revenue remained flat year-over-year at $16.7 million. While there was an increase in revenue from our premium sites, including Hunker, it was offset by a decrease in revenue from Livestrong.com.
- Net loss was $4.5 million for the quarter, decreasing 26% year-over-year, and Adjusted EBITDA[1] was $0.3 million for the quarter, reflecting an increase of $0.2 million year-over-year.
- Cash and cash equivalents was $11.8 million at period end with no debt outstanding.
- On November 7, 2019, Leaf Group entered into a loan and security agreement providing for up to $10.0 million in a 364-day senior secured working capital revolving line of credit with Silicon Valley Bank.
- On a consolidated basis, Leaf Group's properties reached over 71 million[2] monthly unique visitors in the U.S. in September 2019.

1 Non-GAAP financial measures used in this letter are reconciled to their nearest GAAP equivalents at the end of this letter.
2 September 2019 comScore

LEAF GROUP | Q3 2019 Shareholder Letter 2

TO OUR SHAREHOLDERS Welcome to our Q3 2019 shareholder letter. ART & DESIGN While we saw strong growth in several of our brands this past quarter, overall top-line results declined by 3%, primarily driven by revenue declines in Society6. Over this past quarter and early in Q4, we’ve successfully implemented a series of significant improvements to the Society6 platform (described later in this letter), which we expect to be a catalyst for stronger performance and a clear path for Society6’s return to growth in 2020. In an environment where consumers seek and demand brands that provide a 360-degree experience, the growing breadth and strength of our portfolio has enabled us to focus on implementing a multi-brand sales strategy, creating omnichannel businesses and driving revenue diversification. The combination of these approaches positions us well for improved performance in 2020 and stronger growth and profitability in coming years. MULTI-BRAND APPROACH With a growing audience of more than 71 million3 unique monthly visitors combined across all of our brands, our significant reach is highly attractive to blue chip advertisers. However, beyond reach, our portfolio of premium brands, including Well+Good, Society6, Hunker, and Saatchi Art, creates unique marketing opportunities attractive to advertisers. Our sales team has successfully leveraged this competitive advantage to create innovative and unique campaigns with some of the largest and most sought after businesses in the world, including Bombay Sapphire/Bacardi USA, Walmart and Microsoft. For instance, in Q3 2019, our Art & Design brands began working with Bombay Sapphire on a digital and multi-market program designed to inspire creativity. The campaign launched in September 2019 with an interactive art installation and includes creative workshops at The Other Art Fair’s U.S. fairs, commissioned artworks by Society6 artists, and media purchases on Hunker. Our ability to offer this wide array of marketing options was precisely the reason that Bombay Sapphire viewed us as such an attractive marketing partner. Similarly, also launched this past quarter was a cross-brand activation with Dyson for Hunker and Well+Good, which included Dyson’s line of products in the Hunker House and media buys on both properties. The enthusiasm of our advertisers for these cross-promotional opportunities and the success of these campaigns is early confirmation of the wisdom of our multi-brand strategy. FITNESS & WELLNESS OMNICHANNEL STRATEGY Great brands don’t just wait for consumers to come find them, they engage with consumers wherever they are. Through engagement on our sites, social media platforms, or in-person experiences, our premium brands are developing compelling 360-degree content. For instance, in addition to the trendsetting editorial Well+Good is known for, the brand has developed fresh video content that is connecting with its growing wellness-conscious audience and its TALK events and Retreats are regularly sold out. Our #1 Home and Design website Hunker4 recently launched Hunker Made, a capsule furniture collection that 3 September 2019 comScore 4 September 2019 comScore on a single site basis LEAF GROUP | Q3 2019 Shareholder Letter 3

embodies the brand’s modern aesthetic. Hunker also continues to lead the industry with one of the highest engagement rates on Instagram for the home and design category, further reflecting the authority of the brand. We have further integrated The Other Art Fair into the Saatchi Art platform, utilizing its fairs as a top-of-funnel channel and developing a long-term relationship with The Other Art Fair attendees, well beyond the fair activation. It is through these types of brand and product extensions that we are able to deepen and extend our relationships with our customers. REVENUE DIVERSIFICATION We are also very focused on driving revenue diversification, as we seek to reduce our reliance on any single revenue stream. In that regard, we are leveraging our brands to build compelling B2B relationships. For instance, in Q3 2019, Society6 signed deals with several new hospitality brands, including the corporate housing platform Zeus Living and Domio, a new boutique hotel company with properties worldwide. Similarly, Saatchi Art’s Art Advisory service has developed art programs and installations for brands such as the Dream Hotel Group, Four Seasons and Royal Caribbean International. Our media brands continue to diversify product capabilities, including developing affiliate and commerce channels. In recent quarters, Hunker introduced new shoppable images and editorial content, which has proven to be an attractive offering for advertisers. Walmart’s “DIY & Done” campaign with Hunker included shoppable content articles and hotspot shopping images, in addition to original content created at the Hunker House. While still early, our combined affiliate commerce gross transaction value for Hunker and Well+Good increased roughly eight times year-over-year in Q3 2019. * * * These three complementary strategies are serving to strengthen our brand portfolio, enhance business stability and provide stronger sales growth opportunities going forward. In an environment where consumers are actively seeking and demanding brands that provide a 360-degree experience, the Leaf Group platform is uniquely positioned to leverage this audience behavior and capitalize on growth strategies within our existing brands while also actively seeking opportunities to expand our portfolio. Grow Large Content Footprint Develop Thought-Leadership through Content Franchises Grow Large Content Footprint Go Deep with 360° Content Franchises Drive Revenue + User Value through Commerce Grow Instagram Audience while Maintaining Industry Leading Engagement Drive Revenue + User Value through Commerce Explore New Topics + Reaching the Next Gen with Video Grow IRL Footprint + Experiential Business Expand Brand & Drive Revenue through Hunker Made Furniture Launch Create Custom Content; Launch IRL Activations through Hunker House Initiative LEAF GROUP | Q3 2019 Shareholder Letter 4

Q3 2019 BUSINESS HIGHLIGHTS Q3 2019 expanded on our successful efforts to deepen relationships with blue chip advertisers, such as United Healthcare and Citi, while bringing new advertisers, such as Ocean Spray and Frito Lay, into the fold. These deals highlight the attractiveness of Leaf Group’s Fitness & Wellness brands as powerful platforms to identify new audiences through creative, trend-setting and informative content. Well+Good TALK Event sponsored by Ocean Spray LEAF GROUP | Q3 2019 Shareholder Letter 5 FITNESS & WELLNESS

WELL+GOOD

September marked Well+Good's highest unique monthly viewership ever, with 9.6 million unique monthly visitors[5]. The brand is continuing to develop its omnichannel strategy with a focus on cultivating audiences across digital, social and experiential programming. This strategy is resonating with advertisers hungry to connect with Well+Good's audiences. Brands such as Ocean Spray and Athleta have invested in "In Real Life" (IRL) activations with Well+Good, including Ocean Spray's sponsorship of a nearly sold-out TALK event on Food + Sustainability and Athleta's co-branded in-store Wellness Collective activations.

Video continues to be a strong channel for traffic, with views growing 64% quarter-over-quarter to 1.1 million on Youtube. The Well+Good video team will continue to expand this channel, with plans to introduce a number of new series in 2020.



Well+Good TALK Event sponsored by Ocean Spray

LIVESTRONG.COM

Livestrong continues its ongoing effort to refine its content to focus on four main thought leadership categories: Fitness, Nutrition, Weight Management and Healthy Living. This is part of an ongoing effort to strengthen and reinforce the brand's authority in these key subject areas and gives the editorial team the framework it needs to achieve its mission of going deep, not wide, when it comes to its content offerings. The major effort to reduce and refresh the content library continues, with early signs of positive impact in the stabilization of traffic at 14.7 million unique monthly visitors[6].

In Q3 2019, the Livestrong team also saw success in its efforts to better diversify traffic sources, lessening its reliance on search, with consumer referrals up 24% quarter-over-quarter. It was also a strong quarter for the brand in terms of social media engagement, with a 211% quarter-over-quarter increase in interactions on Instagram and a 53% quarter-over-quarter increase in interactions on Facebook.


Day 1
Drink More Water
Day 2
Add one new fruit & vegetable to your day
Day 3
Slow down while you eat
7-Day Restart Guide:
How to Get Your Diet Back on Track in One Week
Day 7
Find healthy swaps to satisfy sweet & salty cravings
Day 6
Eat a fiber & protein-rich breakfast
LIVESTRONG.COM

7-Day Restart Guide Instagram post

5 September 2019 comScore
6 September 2019 comScore

LEAF GROUP | Q3 2019 Shareholder Letter 6

ART & DESIGN

In Q3 2019, the Art & Design category saw significant investment by advertisers, including Walmart, Dyson, and a multi-brand partnership with Bombay Sapphire gin. These deals showcase advertisers' growing interest in pairing digital media with thoughtful experiential activations. In Q3 2019, we have also taken a variety of steps to position our young Art & Design brands for growth leading into 2020, launching local currencies in key international markets, making platform updates and developing new tools to better serve our artists.


Hunker Made Furniture Capsule Collection


Saatchi Art's art advisory service for hospitality curated collection for Celebrity Cruises' Celebrity Flora.


Society6 Back-to-School Collection

hunker

RANKED #1

RANKED #1 DIGITAL HOME BRAND[7]

In September 2019, Hunker reached 12.1 million unique monthly visitors, securing its ranking as the #1 Home & Design site[7] on the internet for another quarter. Additionally, Hunker saw an increase of 107% year-over-year in audience growth on Instagram, while continuing to maintain an engagement rate more than four times higher than the industry standard.

Direct advertising revenue continues to grow on Hunker with new deals coming from some of the most recognizable brands in the home space, including Walmart and Dyson, among others. Walmart, in particular, utilized many of Hunker's omnichannel offerings, including DIY workshop programming and styled content editorial shoots at Hunker House, premium feature articles highlighted by Hunker's shoppable images and hotspot to purchase images, and social engagement on Instagram.

In Q3 2019, Hunker continued to expand its brand with the launch of Hunker Made, a capsule furniture collection featuring the Rui bench/coffee table and side table. This collection was developed by Hunker's creative team, in partnership with the Deny Designs manufacturing team, and embodies the Hunker aesthetic and philosophy of modern, beautiful, multi-functional design. This launch furthers Hunker's expansion into ecommerce.


SHOP
THE
ROOM
Stone Cottage Hazel Throw
SHOP
Shop the Room on Hunker


The Rui bench/coffee table by Hunker Made

7 September 2019 U.S. comScore on a single site basis

LEAF GROUP | Q3 2019 Shareholder Letter 7

Saatchi Art launched local currency payments in several countries in Q3 2019, including the UK, Australia and Canada, as part of our internationalization efforts. The Saatchi Art platform is global in nature with artists hailing from over 100 countries and a global network of art buyers and collectors. By offering local currencies, Saatchi Art continues to simplify the art buying process for this international audience. Early results are promising, with improving conversion rates in local currency. Saatchi Art will continue to roll out local currencies in Q4 2019. In September 2019, Saatchi Art Group launched the cross-platform partnership with Bombay Sapphire at The Other Art Fair Los Angeles. With a campaign goal of awakening the creative potential in everyone, Bombay Sapphire saw The Other Art Fair as the ideal venue to launch its major marketing campaign, Find Your Canvas. The partnership began with a first-of-its-kind collaborative mural painting, called Painted by Everyone, where people could add their mark to the canvas via their computer or mobile device, and watch as two robot arms would paint each mark live. More than 7,000 people from all over the country added their mark to the canvas. The final painting was on display at The Other Art Fair Los Angeles, and the program was covered by press outlets like Adweek and The Hollywood Reporter. This partnership with Bombay Sapphire will continue through Q4 and will also feature activations with Hunker and Society6. The Other Art Fair continues to grow, with the Los Angeles edition hailing as its highest revenue grossing fair in the company’s history. Q3 2019 also marked the launch of the inaugural Dallas edition of The Other Art Fair. The Other Art Fair filled a void in the art category for the Dallas market, and the community embraced the first edition of the Fair, with more than 77% of artists selling works on-site — a record for a debut fair. The Other Art Fair Los Angeles in partnership with Bombay Sapphire Painted by Everyone LEAF GROUP | Q3 2019 Shareholder Letter 8

In Q3 2019, we invested back into the Society6 brand, launching key improvements that will position the brand for growth in 2020, including homepage and search improvements, as well as updates to merchandising and product category pages. These updates not only strengthen the Society6 customer experience, but are designed to drive higher conversion rates leading into the holiday season. In Q4 2019, we expect to beta-test a new Artist Studio toolkit designed to drive deeper engagement with our global artist community of over 350,000. This toolkit will provide us with the ability to develop more sophisticated promotions, driving stronger referral traffic from our influential artist community. The Society6 Group B2B team had a strong quarter, with GTV up over 20% year-over-year. The B2B team has developed strong relationships with national and international hospitality brands, such as Zeus Living and Domio Hotels, and we anticipate continued growth within this segment. For the 2019 Back-to-School catalog, Society6 focused on dorm decor inspiration, including mix-and-match bedding styles, wall art and desk designs. The catalog was shipped to more than 500,000 households in the U.S. Society6’s back-to-school products also received significant press coverage, including features in The New York Times, Teen Vogue, and Town & Country, among others. Back-to-School Collection LEAF GROUP | Q3 2019 Shareholder Letter 9

FINANCIAL REVIEW

LEAF GROUP REVENUE

$40.0 Million -3% YoY
(Third Quarter 2019)


$41.5M
$45.5M
$34.0M
$35.8M
$40.0M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

LEAF GROUP NET LOSS

$(4.5) Million +26% YoY
(Third Quarter 2019)


$(6.0)M
$(4.9)M
$(10.3)M
$(6.8)M
$(4.5)M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

LEAF GROUP ADJUSTED EBITDA[8]

$0.3 Million +134% YoY
(Third Quarter 2019)


$0.1M
$0.3M
$(5.6)M
$(1.9)M
$0.3M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

Total revenue for Q3 2019 was $40.0 million, down 3% year-over-year, driven by a 6% year-over-year decline in Marketplaces revenue while Media revenue was flat year-over-year. Net loss for Q3 2019 was $(4.5) million, a 26% improvement year-over-year. Adjusted EBITDA was $0.3 million in Q3 2019, a $0.2 million improvement versus the prior year period. Additionally, in Q3 2019, we incurred corporate and legal expenses of $0.3 million associated with strategic review costs, including fees of legal, financial and other advisors. Cash flows from operations for Q3 2019 was $4.1 million, a $1.6 million increase year-over-year mainly driven by changes in working capital. As of the end of Q3 2019, our balance sheet remained debt free. On November 7, 2019, Leaf Group entered into a loan and security agreement providing for up to $10.0 million in a 364-day senior secured working capital revolving line of credit with Silicon Valley Bank.

MEDIA REVENUE

$16.7 Million 0% YoY
(Third Quarter 2019)


$16.7M
$16.9M
$13.2M
$16.6M
$16.7M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

MEDIA REVENUE PER VISIT[9]

$22.68 -10% YoY
(Third Quarter 2019)


$25.17
$27.19
$18.83
$21.93
$22.68
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

MEDIA VISITS

737 Million +11% YoY
(Third Quarter 2019)


665M
622M
701M
757M
737M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

Q3 2019 Media revenue was $16.7 million, remaining flat from the prior year period. Media revenue was driven by monetization gains across our premium media properties, including Hunker, offset by a year-over-year decrease in revenue on Livestrong.com. Total visits to our media properties in Q3 2019 were 737 million, up 11% versus the prior year period as growth in our premium sites, such as Hunker and Well+Good, and the acquisition of Only In Your State in February 2019 was partially offset by the year-over-year impact of reductions in Livestrong.com traffic due to Google search engine updates and further reductions in the content library as part of our efforts to refine our content on Livestrong.com. Revenue Per Visit (RPV) for our Media properties was $22.68 for Q3 2019, down $2.49 or 10% versus the prior year period, due to lower direct revenue in Fitness & Wellness, partially offset by improving monetization at Hunker and our other premium media assets.

8 Non-GAAP financial measures used in this letter are reconciled to their nearest GAAP equivalents at the end of this letter.
9 Revenue per one thousand visits.

LEAF GROUP | Q3 2019 Shareholder Letter 10

MARKETPLACES REVENUE

$23.3 Million -6% YoY

(Third Quarter 2019)


$24.7M
$28.6M
$20.8M
$19.2M
$23.3M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

MARKETPLACES GTV

$29.3 Million -3% YoY

(Third Quarter 2019)


$30.2M
$35.7M
$27.1M
$25.0M
$29.3M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

MARKETPLACES TRANSACTIONS

316 Thousand -15% YoY

(Third Quarter 2019)


374K
481K
297K
232K
316K
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

Marketplaces revenue was $23.3 million, down 6% year-over-year. This decline was driven by a 13% decrease in revenue for Society6 Group while revenue for Saatchi Art Group grew 59% year-over-year. Q3 2019 Marketplaces Gross Transaction Value (GTV) decreased 3% year-over-year to $29.3 million driven by a 10% decrease in GTV from Society6 Group, partially offset by a 29% increase in GTV from Saatchi Art Group.

The number of Marketplaces transactions decreased 15% in Q3 2019 as compared to the same period in 2018, primarily due to decreases in Society6 U.S. direct-to-consumer sales, international sales and from our decision to focus on sales generated through our platforms directly rather than selling through third-party marketplaces, partially offset by an increase in transactions from Saatchi Art Group.

The decline in GTV for Society6 Group was primarily driven by a decrease in the number of transactions, partially offset by an increase in Average Order Value (AOV) for Society6 Group due to increases in items per order, price per item and the amount of sales tax we collect as a consequence of the impact of the U.S. Supreme Court's *Wayfair* decision, which permits states to adopt laws requiring sellers to collect sales and use tax, even in states where the seller has no physical presence.

In Q3 2019, Society6 U.S. direct-to-consumer GTV declined 8% on a year-over-year basis versus a 3% decline on a year-over-year basis in Q2 2019. In our U.S. direct-to-consumer operations, we reduced paid search spend by 14% on a year-over-year basis, as we began making significant platform investments to improve the customer and artist experience ahead of the key holiday season. Additionally, in Q3 2019, we expanded the collection of internet sales tax as a consequence of the impact of the *Wayfair* decision, which we believe impacted conversion rates. International GTV declined 25% in Q3 2019 versus the prior year period primarily driven by declines in Canada and Australia and continued weakness in Europe. Additionally, as expected, Society6 GTV growth was negatively impacted by our decision to focus less on third-party marketplaces. Society6 third-party marketplaces GTV declined 95% year-over-year in Q3 2019 versus a 91% decline on a year-over-year basis in Q2 2019. In Q3 2019, our Society6 B2B operations had a solid quarter with GTV growing over 20% year-over-year. While still a small percentage of Society6 GTV, we believe this segment has a long runway for growth working with hospitality brands, and retailers and online companies in the home decor category.

For Society6, we are far along in improving site speed, search and discoverability, which are key as our customers are rapidly shifting to a mobile-first shopping experience. Additionally, in November 2019, Society6 will beta-test a new Artist Studio platform. We expect that this new Artist Studio will improve artist engagement and over time improve artist referral traffic and sales. In the quarter, we made further gross margin progress for Society6 Group, increasing 120bps year-over-year providing a stronger base to drive growth going forward. In a period of significant platform work, in Q3 2019, we reduced paid acquisition spend and focused on margin. As we strengthen the platform and improve overall margin structure, we believe that this young digital brand is well-positioned to respond to paid marketing into 2020. As well, we are now testing new, better controlled merchandising to more actively sell on third-party marketplaces and will pursue localized site launches in key international markets.

LEAF GROUP | Q3 2019 Shareholder Letter 11

Saatchi Art Group delivered another strong quarter with Q3 2019 revenue increasing 59% year-over-year driven by 35% revenue growth for Saatchi Art. Saatchi Art saw healthy growth online with GTV increasing 15% as well as strong sales in its emerging hospitality segment as the brand is gaining traction with designers and property owners. The Other Art Fair also drove strong growth with revenue up over 100% in Q3 2019 with fairs in London, Los Angeles and the highly successful launch of the inaugural Dallas fair as compared to three fairs a year ago.

Our quarterly net loss for Q3 2019 was ($4.5) million, a 26% improvement year-over-year. Our quarterly Adjusted EBITDA improved $0.2 million year-over-year to $0.3 million. Q3 2019 Adjusted EBITDA included $0.3 million costs associated with strategic review costs, including fees of legal, financial and other advisors. The Q3 Adjusted EBITDA improvement was primarily driven by an improvement in gross margin and lower marketing spend at Society6, partially offset by continued platform investments and content renovation.

MARKETPLACES CONTRIBUTION

$0.8 Million +150% YoY
(Third Quarter 2019)



$0.3M
$(1.0)M
$(1.3)M
$(1.3)M
$0.8M
Q3 2018
Q2 2018
Q1 2019
Q2 2019
Q3 2019

MEDIA CONTRIBUTION

$6.7 Million +2% YoY
(Third Quarter 2019)



$6.6M
$7.9M
$3.6M
$6.6M
$6.7M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

LEAF GROUP NET LOSS

$(4.5) Million +26% YoY
(Third Quarter 2019)



$(6.0)M
$(4.9)M
$(10.3)M
$(6.8)M
$(4.5)M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

LEAF GROUP ADJUSTED EBITDA

$0.3 Million +134% YoY
(Third Quarter 2019)



$0.1M
$0.3M
$(5.6)M
$(1.9)M
$0.3M
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

Media Contribution increased 2% year-over-year to $6.7 million, or 39.9% of Media revenue driven by lower sales and marketing spend partially offset by investments in branded sales and content renovation. On the Marketplaces side, Contribution for Q3 2019 was $0.8 million versus $0.3 million in the prior year period due to improvements in Society6 gross margin and lower marketing spend partially offset by lower transaction volume and higher product development spending. Q3 2019 corporate expense of $7.2 million represented 17.9% of revenue, up from 16.3% in Q3 2018 primarily due to an increase of $0.3 million costs associated with strategic review costs including fees of legal, financial and other advisors.

Q3 2019 cash flows from operations was $4.1 million, compared to $2.5 million in the prior year period. Q3 2019 free cash flow was $2.3 million, up $1.4 million compared to free cash flow of $0.9 million in Q3 2018. As of the end of Q3 2019, our balance sheet remained debt free. On November 7, 2019, Leaf Group entered into a loan and security agreement providing for up to $10.0 million in a 364-day senior secured working capital revolving line of credit with Silicon Valley Bank. At the end of Q4 2018, we had federal net operating loss carryforwards of approximately $220 million, which expire between 2021 and 2037. Net operating loss carryforwards generated in 2018 can be carried forward indefinitely. State NOL carryforwards of approximately $78 million expire between 2019 and 2038.

LEAF GROUP | Q3 2019 Shareholder Letter 12

FINANCIAL SUMMARY

(In thousands, except per share amounts)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Marketplaces revenue	$ 23,327	$ 24,712
Media revenue	16,703	16,744
Total revenue	$ 40,030	$ 41,456
Net loss	$ (4,485)	$ (6,035)
EPS - basic and diluted	$ (0.17)	$ (0.24)
Adjusted EBITDA[1]	$ 300	$ 128
Net cash provided by operating activities	$ 4,103	$ 2,477
Free cash flow[1]	$ 2,297	$ 900

(1) These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

OPERATING METRICS

	Three Months Ended September 30, 2019	2018	% Change
Marketplaces Metrics:			
Number of Transactions[1]	316,490	374,008	(15) %
Gross Transaction Value[2] (in thousands)	$ 29,341	$ 30,216	(3) %
Media Metrics:			
Visits per Google Analytics[3] (in thousands)	736,608	665,193	11 %
Revenue per Visit (RPV)[4]	$ 22.68	$ 25.17	(10) %

(1) Number of transactions is defined as the total number of Marketplaces transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by Saatchi Art's The Other Art Fair, such as sales of stand space to artists at fairs, sponsorship fees and ticket sales.

(2) Gross transaction value is defined as the total dollar value of Marketplaces transactions, excluding the revenue from certain transactions generated by Saatchi Art's The Other Art Fair, such as sales of stand space to artists at fairs, sponsorship fees and ticket sales. Gross transaction value is the total amount paid by the customer including the total product price inclusive of artist margin, shipping charges, sales taxes, and is net of any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.

(3) Visits per Google Analytics is defined as the total number of times users access the Company's content across (a) one of its owned and operated properties and/or (b) one of its customers' properties, to the extent that the visited customer web pages are hosted by the Company. In each case, breaks of access of at least 30 minutes constitute a unique visit. Additionally, a visit is also considered to have ended at midnight or if a user arrives via one campaign, leaves, and then comes back via a different campaign.

(4) RPV is defined as Media revenue per one thousand visits.

LEAF GROUP | Q3 2019 Shareholder Letter 13

USE OF NON-GAAP FINANCIAL MEASURES To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies. The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure. The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation, contingent payments to certain key employees/equity holders of acquired businesses and other payments attributable to acquisition, disposition or corporate realignment activities. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions. The Company defines Segment Operating Contribution as earnings before corporate or unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions. The Company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from contingent payments to certain key employees/equity holders of acquired businesses; other payments attributable to acquisition, disposition or corporate realignment activities; purchases of property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the Company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares. ABOUT LEAF GROUP Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, digital-first brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com. CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS This shareholder letter contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements set forth in this shareholder letter include, among other things, statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and the Company’s future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the Company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the Company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2018 filed with the Securities and Exchange Commission (http:// www.sec.gov) on March 4, 2019, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the Company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the potential impact on advertising-based revenue from lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the Company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the Company’s history of incurring net operating losses; the Company’s ability to obtain capital when desired on favorable terms; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; the Company’s ability to effectively integrate, manage, operate and grow acquired businesses; the Company’s ability to retain key personnel; the Company’s ability to prevent any actual or perceived security breaches; the Company’s ability to expand its business internationally; the review of strategic alternatives; the Company’s ability to generate long-term value for its stockholders; and any future actions that may be taken by activist stockholders. From time to time, the Company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. Any forward-looking statement made by the Company in this shareholder letter is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future. LEAF GROUP | Q3 2019 Shareholder Letter 14

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED (In thousands, except per share amounts)

	THREE MONTHS ENDED SEPTEMBER 30,	
	2019	2018
Revenue:		
Product revenue	$ 19,611	$ 22,482
Service revenue	20,419	18,974
Total revenue	40,030	41,456
Operating expenses:		
Product costs (exclusive of amortization of intangible assets shown separately below)[1]	14,221	16,202
Service costs (exclusive of amortization of intangible assets shown separately below)[1][2]	9,107	8,229
Sales and marketing[1][2]	7,372	8,796
Product development[1][2]	4,973	5,558
General and administrative[1][2]	8,072	7,615
Amortization of intangible assets	807	1,133
Total operating expenses	44,552	47,533
Loss from operations	(4,522)	(6,077)
Interest income	44	116
Interest expense	(5)	(2)
Other expense, net	(6)	(59)
Loss before income taxes	(4,489)	(6,022)
Income tax expense	4	(13)
Net Loss	$ (4,485)	$ (6,035)
Net loss per share - basic and diluted	$ (0.17)	$ (0.24)
Weighted average number of shares - basic and diluted	26,089	25,111

(1) Depreciation expense included in the above line items:		
Product costs	$ 401	$ 235
Service costs	951	787
Sales and marketing	7	6
Product development	12	14
General and administrative	184	512
Total depreciation	$ 1,555	$ 1,554
(2) Stock-based compensation included in the above line items:		
Service costs	$ 315	$ 189
Sales and marketing	269	292
Product development	635	603
General and administrative	1,241	1,418
Total stock-based compensation	$ 2,460	$ 2,502

LEAF GROUP | Q3 2019 Shareholder Letter 15

CONSOLIDATED BALANCE SHEET

UNAUDITED (In thousands)

	SEPTEMBER 30, 2019	DECEMBER 31, 2018
Assets		
Current assets		
Cash and cash equivalents	$ 11,790	$ 31,081
Accounts receivable, net	11,854	12,627
Prepaid expenses and other current assets	3,087	3,932
Total current assets	26,731	47,640
Property and equipment, net	13,545	13,126
Operating lease right-of-use assets	7,713	—
Intangible assets, net	13,308	13,933
Goodwill	19,406	19,435
Other assets	1,045	988
Total assets	$ 81,748	$ 95,122
Liabilities and Stockholders' Equity		
Current liabilitites		
Accounts payable	$ 3,633	$ 1,519
Accrued expenses and other current liabilities	17,389	22,149
Deferred revenue	2,709	2,115
Total current liabilities	23,731	25,783
Deferred tax liability	106	86
Operating lease liabilities	7,249	—
Other liabilities	284	2,566
Total liabilities	31,370	28,435
Commitments and contingencies		
Stockholders' equity		
Common stock	3	3
Additional paid-in capital	559,664	554,403
Treasury stock	(35,706)	(35,706)
Accumulated other comprehensive loss	(89)	(52)
Accumulated deficit	(473,494)	(451,961)
Total stockholders' equity	50,378	66,687
Total liabilities and stockholders' equity	$ 81,748	$ 95,122

LEAF GROUP | Q3 2019 Shareholder Letter 16

CONSOLIDATED STATEMENTS OF CASH FLOW

UNAUDITED (In thousands)

	THREE MONTHS ENDED SEPTEMBER 30, 2019	2018
Cash flows from operating activities		
Net loss	$ (4,485)	$ (6,035)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	2,362	2,687
Non-cash lease expense	424	—
Deferred income taxes	15	7
Stock-based compensation	2,460	2,502
Other	97	13
Change in operating assets and liabilities, net of effect of acquisitions and disposals:		
Accounts receivable, net	(360)	(816)
Prepaid expenses and other current assets	722	(686)
Other long-term assets	7	152
Operating lease ROU assets and liabilities	(415)	—
Accounts payable	1,549	661
Accrued expenses and other liabilities	1,658	3,410
Deferred revenue	69	582
Net cash provided by operating activities	4,103	2,477
Cash flows from investing activities		
Purchases of property and equipment	(1,806)	(1,561)
Purchases of intangible assets	—	(16)
Other	—	5
Net cash used in investing activities	(1,806)	(1,572)
Cash flows from financing activities		
Proceeds from exercises of stock options and purchases under ESPP	281	841
Taxes paid on net share settlements of restricted stock units	(364)	(916)
Other	(20)	(17)
Net cash used in financing activities	(103)	(92)
Effect of foreign currency on cash, cash equivalents and restricted cash	(6)	45
Change in cash, cash equivalents and restricted cash	2,188	858
Cash, cash equivalents and restricted cash, beginning of period	10,622	32,806
Cash, cash equivalents and restricted cash, end of period	$ 12,810	$ 33,664
Reconciliation of cash, cash equivalents and restricted cash		
Cash and cash equivalents	$ 11,790	$ 32,810
Restricted cash included in other current assets	136	136
Restricted cash included in other long-term assets	884	718
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$ 12,810	$ 33,664

LEAF GROUP | Q3 2019 Shareholder Letter 17

NON-GAAP FINANCIAL MEASURES

(In thousands)

	Three Months Ended September 30, 2019	2018
Adjusted EBITDA:		
Net loss	$ (4,485)	$ (6,035)
Add (deduct):		
Income tax (benefit) expense	(4)	13
Interest (income) expense, net	(39)	(114)
Other expense (income), net	6	59
Depreciation and amortization[1]	2,362	2,687
Stock-based compensation[2]	2,460	2,502
Acquisition, disposition, realignment and contingent payment costs[3]	—	1,016
Adjusted EBITDA	$ 300	$ 128
Free Cash Flow:		
Net cash provided by operating activities	$ 4,103	$ 2,477
Purchases of property and equipment	(1,806)	(1,561)
Purchases of intangible assets	—	(16)
Free Cash Flow	$ 2,297	$ 900

(1) Represents depreciation expense of the Company's long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the Company's GAAP results of operations.

(2) Represents the expense related to stock-based awards granted to employees, as included in the Company's GAAP results of operations.

(3) Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

LEAF GROUP | Q3 2019 Shareholder Letter 18

SEGMENT REPORTING

(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,	
	2019	2018
Segment Revenue:		
Marketplaces	$ 23,327	$ 24,712
Media	16,703	16,744
Total revenue	$ 40,030	$ 41,456
Segment Operating Contribution:		
Marketplaces[1]	$ 815	$ 326
Media[1]	6,664	6,559
Add (deduct):		
Corporate expenses[2]	(7,179)	(6,774)
Acquisition, disposition and realignment costs[3]	—	17
Adjusted EBITDA	$ 300	$ 128
Reconciliation to consolidated pre-tax income (loss):		
Adjusted EBITDA	$ 300	$ 128
Add (deduct):		
Interest income (expense), net	39	114
Other income (expense), net	(6)	(59)
Depreciation and amortization[4]	(2,362)	(2,687)
Stock-based compensation[5]	(2,460)	(2,502)
Acquisition, disposition, realignment and contingent payment costs[6]	—	(1,016)
Loss before income taxes	$ (4,489)	$ (6,022)

(1) Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses.

(2) Corporate expenses include corporate and unallocated operating expenses that are not directly attributable to the operating segments, including: corporate information technology, marketing and general and administrative support functions and also excludes the following: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); and (e) income taxes.

(3) Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, and (c) other payments attributable to acquisition, disposition or corporate realignment activities, excluding contingent payments to certain key employees/equity holders of acquired businesses.

(4) Represents depreciation expense of the Company's long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets, included in the Company's GAAP results of operations.

(5) Represents the expense related to stock-based awards granted to employees as included in the Company's GAAP results of operations.

(6) Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

LEAF GROUP | Q3 2019 Shareholder Letter 19